As filed with the Securities and Exchange Commission on October 20, 2008

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
 THE SECURITIES ACT OF 1933

WASHINGTON TRUST BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Rhode Island	05-0404671
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

23 Broad Street
Westerly, Rhode Island 02891
(401) 348-1200
(Address, including zip code, and telephone number, including area code of
Registrant’s principal executive offices)

John C. Warren
Chairman and Chief Executive Officer
Washington Trust Bancorp, Inc.
23 Broad Street
Westerly, Rhode Island 02891
(401) 348-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Paul W. Lee, Esq.
James P. Barri, Esq.
 Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109
 (617) 570-1000

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0625 per share	2,500,000	$22.07	$55,175,000	$2,169

(1)           This registration statement also relates to an indeterminate number of shares of common stock of Washington Trust Bancorp, Inc. that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act.

(2)           Determined pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low sales prices for Washington Trust Bancorp, Inc.’s common stock on October 15, 2008 as reported on the NASDAQ Global Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

2

Subject to Completion, Dated October 20, 2008

PROSPECTUS

2,500,000 Shares

Washington Trust Bancorp, Inc.

Common Stock
(par value $0.0625 per share)

This prospectus relates to the offer and sale by the selling stockholders identified in this prospectus, and any of their pledgees, donees, transferees or other successors in interest, of up to an aggregate of 2,500,000 shares of common stock of Washington Trust Bancorp, Inc. We are filing the registration statement of which this prospectus is a part at this time to fulfill contractual obligations to do so, which we undertook at the time of the original issuance of the shares.  We will not receive any of the proceeds from the sale of the common stock by the selling stockholders, but we are bearing the expense of registration.

Our common stock is listed on the NASDAQ Global Market under the symbol “WASH.”  On October 17, 2008, the last reported sale price of our common stock on the NASDAQ Global Market was $23.44.

Investing in our securities involves various risks.  In our Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference in this prospectus, we identify and discuss several risk factors that you should consider before investing in our securities.

__________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

__________________

The date of this prospectus is          , 2008

__________________

No dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by our company or any other person.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of common stock to which it relates or an offer to, or a solicitation of, any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company or that information contained herein or in the documents incorporated by reference herein is correct as of any time subsequent to the date hereof or thereof, as the case may be.
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PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated herein by reference. As this is a summary, it may not contain all information that is important to you. You should read this entire prospectus, including the documents incorporated by reference herein, carefully before deciding whether to invest in our common stock.

This prospectus contains forward-looking statements.  You should read the explanation of the qualifications and limitations on such forward-looking statements on page 4 of this prospectus.  You should not place undue reliance on our forward-looking statements.

Unless the context otherwise requires, all references to “we,” “us,” “our company” or “the Company” in this prospectus refers to Washington Trust Bancorp, Inc., a Rhode Island corporation, together with the other entities with which we consolidate our financial statements.

__________________

About Washington Trust Bancorp, Inc.

We are a $2.7 billion financial holding company headquartered in Westerly, Rhode Island. Through our wholly-owned subsidiary, The Washington Trust Company (the “Bank”), and our other subsidiaries we operate seventeen banking offices and four wealth management offices in Rhode Island, southeast Connecticut and Massachusetts. Founded in 1800, the Bank is the largest independent bank headquartered in Rhode Island and one of the oldest community banks in the nation. A state-chartered bank, it offers a wide range of financial services, including business banking, personal banking, and wealth management and trust services.

We are a Rhode Island corporation.  Our principal executive offices are located at 23 Broad Street, Westerly, Rhode Island 02891, and our telephone number is 401-348-1200.  Our website is www.washtrust.com.  The information found on our website is not part of this prospectus.

The Offering

This prospectus relates to the offering and sale of up to an aggregate of 2,500,000 shares of our common stock by the selling stockholders.  The shares covered by this prospectus were issued in October 2008 in a private placement.

We are registering the common stock covered by this prospectus in order to fulfill our contractual obligations to do so, which we undertook at the time of the original issuance of the shares.  Registration of the common stock does not necessarily mean that all or any portion of such stock will be offered for sale by the selling stockholders.

We have agreed to bear the expenses of the registration of the common stock under federal and state securities laws, but we will not receive any proceeds from the sale of any common stock offered under this prospectus.

Plan of Distribution

The selling stockholders may sell the common stock through agents or dealers, directly to one or more individuals, institutional or other purchasers or through any combination of these methods of sale.  The distribution of the common stock may be effected in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” beginning on page 6.

Risk Factors

Our business is subject to numerous risks as discussed more fully in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference in this prospectus.  Principal risks of our business include the following, among others:

•
Interest rate volatility may reduce our profitability.  Our consolidated results of operations depend, to a large extent, on the level of net interest income, which is the difference between interest income from interest-earning assets, such as loans and investments, and interest expense on interest-bearing liabilities, such as deposits and borrowings. If interest rate fluctuations cause the cost of interest-bearing liabilities to increase faster than the yield on interest-earning assets, then our net interest income will decrease.

•
The market value of wealth management assets under administration may be negatively affected by changes in economic and market conditions.  Revenues from wealth management services represented 28% of our total revenues for 2007. A substantial portion of these fees are dependent on the market value of wealth management assets under administration, which are primarily marketable securities. Changes in domestic and foreign economic conditions, volatility in financial markets, and general trends in business and finance, all of which are beyond our control, could adversely impact the market value of these assets and the fee revenues derived from the management of these assets.

•
Due to strong competition, our wealth management division may not be able to attract and retain clients at current levels. Competition is strong because there are numerous well-established and successful investment management and wealth advisory firms including commercial banks and trust companies, investment advisory firms, mutual fund companies, stock brokerage firms, and other financial companies. Many of our competitors have greater resources than we have.

•
We make various assumptions and judgments about the collectibility of our loan portfolio and provide an allowance for potential losses based on a number of factors. If our assumptions are wrong, our allowance for loan losses may not be sufficient to cover our losses, which would have an adverse effect on our operating results, and may also cause us to increase the allowance in the future. Material additions to our allowance would materially decrease our net income.

•
We maintain a diversified securities portfolio, which includes mortgage-backed securities issued by U.S. government and government sponsored agencies, obligations of the U.S. Treasury and government-sponsored agencies, securities issued by state and political subdivisions and corporate debt securities. We also invest in capital securities, which include common and preferred stocks as well as trust preferred securities. We seek to limit credit losses in our securities portfolios by generally purchasing only highly-rated securities. However, we may, in the future, experience losses attributable to credit risk in our securities portfolio that could materially adversely affect our results of operations.

In addition, in light of the current economic climate, we believe we also face the following risks:

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs, access to capital and cost of capital, which may adversely affect our business activities, earnings, common stock price, among other things.

 The capital and credit markets have been experiencing extreme volatility and disruption during much of 2008. In recent weeks, the volatility and disruption have reached unprecedented levels. In some cases, the markets have exerted downward pressure on the availability of liquidity and credit capacity, as well as the cost of credit/capital, for many companies, including our company. At this time we are unable to predict whether, or to what extent or for how long, these conditions will affect matters of importance to investors in our common stock, including (among others) our business activities, earnings and common stock price.

Governmental action to stabilize financial markets may not be effective or may have unforeseen results.

The recent enactment of the Emergency Economic Stabilization Act of 2008 and the U.S. Treasury plan to acquire commercial paper could affect our business in ways that we are currently unable to predict. In addition, the U.S. Treasury Department, the Federal Reserve and other U.S. and foreign governmental and regulatory bodies have taken or may take additional actions to address the financial crisis. There can be no assurance concerning the nature or scope of any impact such actions may have on the financial and credit markets, including the extreme levels of volatility and lack of liquidity and credit currently being experienced. Such continued volatility and liquidity constraints could materially and adversely affect our business, financial condition and results of operations, as well as the trading price of our common stock.

Recent market volatility may affect the market price of our common stock.

Stock markets have experienced significant price and volume volatility over the past year, and this volatility has increased to unprecedented levels in recent weeks. In addition to this volatility, prices of equity securities generally, including our common stock, have fluctuated significantly. The market price and volume of our common stock may continue to be subject to significant fluctuations and downward trends due not only to general stock market conditions but also due to changes in market views regarding the banking industry generally, our business operations and prospects, and the future availability and cost of capital.

SPECIAL STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains statements that are “forward-looking statements.”   You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters.  You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control.  These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: changes in general national or regional economic conditions or conditions affecting the banking or financial services industries or financial capital markets, reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits, reductions in the market value of wealth management assets under administration, reductions in loan demand, changes in loan collectibility, default and charge-off rates, changes in the value of investment securities, changes in the size and nature of our competition, changes in legislation or regulation and accounting principles, policies and guidelines and changes in the assumptions used in making such forward-looking statements.  In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC, may result in these differences.  You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences.  These forward-looking statements were based on information, plans and estimates at the date of this prospectus or the date of the document incorporated by reference herein, as applicable, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

THE SELLING STOCKHOLDERS

We are filing this registration statement pursuant to the Registration Rights Agreement, dated October 2, 2008, by and among us and the entities listed on the table below under the heading “Selling Stockholders” (to whom we refer to herein as the “selling stockholders”).

The selling stockholders are offering up to an aggregate of 2,500,000 shares of our common stock issued pursuant to the Share Purchase Agreement, dated October 2, 2008, by and among us and the selling stockholders.  We are registering the aforementioned shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time pursuant to obligations we undertook in connection with the issuance of the shares. We have agreed to pay all expenses in connection with this offering, not including underwriting, broker or similar fees or commissions of the selling stockholders or any legal fees and expenses of counsel to the selling stockholders.

The following table sets forth, for each selling stockholder, the total number of shares of common stock currently beneficially owned, the number of shares of common stock covered by this prospectus and the total number of shares of common stock that the selling stockholder will beneficially own upon completion of this offering. The amounts set forth below are based upon information provided to us by representatives of the selling stockholders, or on our records, and are accurate to the best of our knowledge as of the date specified below. It is possible, however, that the selling stockholders may acquire or dispose of additional shares of common stock from time to time after the date of this prospectus. This table assumes that the selling stockholders will sell all of the shares of common stock covered by this prospectus. We cannot assure you that the selling stockholders will sell all or any portion of the common stock offered hereby.

The common stock offered by this prospectus may be offered from time to time by the selling stockholders named below, or by any of their pledgees, donees, transferees or other successors in interest, provided that such pledgees, donees, transferees or other successors in interest offering common stock using this prospectus are named as selling stockholders in this prospectus via supplement or amendment in accordance with the Securities Act (except where sales by any such person or entity under this prospectus could not exceed 500 shares, in which case that person or entity need not be named in a prospectus supplement).

Selling Stockholders
Name	Common Stock Beneficially Owned(1)	Common Stock Offered Hereby	Common Stock to be Beneficially Owned After Offering(2)	Percentage of All Common Stock(3)
AIG Retirement Company I - Small Cap Fund (4)	5,500	5,500	0	*
Bay Pond Investors (Bermuda) L.P. (5)	132,600	132,600	0	*
Bay Pond Partners, L.P. (5)	317,400	317,400	0	*
John Hancock Bank and Thrift Fund	198,110	198,110	0	*
John Hancock Regional Bank Fund	401,890	401,890	0	*
Sandler O'Neill Asset Management, LLC - Malta Hedge Fund, L.P. (6)	6,200	6,200	0	*
Sandler O'Neill Asset Management, LLC - Malta Hedge Fund II, L.P. (6)	36,000	36,000	0	*
Sandler O'Neill Asset Management, LLC - Malta MLC Fund, L.P. (6)	21,800	21,800	0	*
Sandler O'Neill Asset Management, LLC - Malta MLC Offshore, Ltd. (6)	25,400	25,400	0	*
Sandler O'Neill Asset Management, LLC - Malta Offshore, Ltd. (6)	10,600	10,600	0	*
Royce Family Investments, LLC	110,447.66	25,000	85,477.66	*
Samlyn Offshore Ltd	89,700	89,700	0	*
Samlyn Onshore Fund LP	60,300	60,300	0	*
TD Mutual Funds - TD U.S. Small Cap Equity Fund (4)	6,900	6.900	0	*
T. Rowe Price Financial Services Fund, Inc. (4)	50,000	50,000	0	*
T. Rowe Price Institutional Small-Cap Stock Fund (4)	27,200	27,200	0	*
T. Rowe Price Personal Strategy Balanced Fund (4)	3,700	3,700	0	*
T. Rowe Price Personal Strategy Balanced Portfolio (4)	500	500	0	*
T. Rowe Price Personal Strategy Growth Fund (4)	3,900	3,900	0	*

T. Rowe Price Personal Strategy Income Fund (4)	1,400	1,400	0	*
T. Rowe Price Small-Cap Stock Fund, Inc. (4)	400,900	400,900	0	*
Wasatch Micro Cap Fund (7)	225,000	225,000	0	*
Wasatch Small Cap Value Fund (8)	450,000	450,000	0	*

Total	2,585,477.66	2,500,000	85,477.66	*

*	Indicates less than 1%

(1)	As of October 2, 2008.

(2)	Assumes that each selling stockholder will sell all shares of common stock offered by it under this prospectus.

(3)
This number represents the percentage of common stock to be owned by the selling stockholder after completion of the offering, based on the number of shares of common stock outstanding as of September 30, 2008 (13,423,233 shares).

(4)
T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by such selling stockholders, as well as securities owned by certain other individual and institutional investors.  For purposes of reporting requirements of the Securities Exchange Act of 1934, as amended, TRPA may be deemed to be the beneficial owner of all of the shares of such selling stockholders; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.

(5)
Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity may be deemed to share beneficial ownership over the shares held by its client accounts.

(6)
Terry Maltese is the managing member and President of Sandler O’Neill Asset Management, LLC and certain of its affiliates (together “SOAM”). In this capacity, Mr. Maltese exercises voting and dispositive power over all shares of common stock beneficially owned by the SOAM investment funds, including the shares of common stock owned by such selling stockholders but disclaims beneficial ownership of these shares.

(7)
Wasatch Advisors, Inc. is the investment advisor for Wasatch Micro Cap Fund. Wasatch Advisors, Inc., through one of its portfolio managers, has voting and dispositive authority over the shares. Dan Chace has voting and dispositive authority over these shares and disclaims beneficial ownership of these shares.

(8)
Wasatch Advisors, Inc. is the investment advisor for Wasatch Small Cap Value Fund. Wasatch Advisors, Inc., through one of its portfolio managers, has voting and dispositive authority over the shares. James Larkins has voting and dispositive authority over these shares and disclaims beneficial ownership of these shares.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling stockholders of the securities covered by this prospectus.

PLAN OF DISTRIBUTION

The selling stockholders may sell all or a portion of the common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the common stock is sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.  The common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.  The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume.  The selling stockholders may also sell common stock short and if such short sale shall take place after the date that the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission (the “SEC”), the selling stockholders may deliver common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling stockholders may also loan or pledge common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer and donate the common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer or agents participating in the distribution of the common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales.  In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Each selling stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.  Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (1) the name of each such selling stockholder and of the participating broker-dealer(s), (2) the number of shares involved, (3) the price at which such the common stock was sold, (4) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (5) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (6) other facts material to the transaction.  In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent.

Under the securities laws of some states, the common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common stock by the selling stockholder and any other participating person.  To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock.  All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We will pay all expenses of the registration of the common stock pursuant to a registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it.  We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, or the selling stockholders will be entitled to contribution.  We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus or we may be entitled to contribution.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with them. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede the information in this prospectus, any supplement and the documents listed below. Our SEC file number is 001-32991. We incorporate by reference the specific documents listed below.

•	Annual Report on Form 10-K for the year ended December 31, 2007, which was filed on February 25, 2008;

•	Quarterly Report on Form 10-Q for the three months ended June 30, 2008, which was filed on August 8, 2008;

•	Quarterly Report on Form 10-Q for the three months ended March 31, 2008, which was filed on May 6, 2008;

•	Current Report on Form 8-K, event date October 2, 2008, which was filed on October 3, 2008;

•	Current Report on Form 8-K, event date June 16, 2008, which was filed on June 20, 2008;

•	Current Report on Form 8-K, event date April 22, 2008, which was filed on April 24, 2008;

•	Current Report on Form 8-K, event date April 7, 2008, which was filed on April 11, 2008;

•	Our definitive proxy statement related to our 2008 Annual Meeting of Stockholders filed on March 14, 2008; and

•	The description of our common stock contained in the Registration Statement on Form 8-A, which was filed on August 16, 1996, and all amendments and reports updating such description.

 We also incorporate by reference any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act (1) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold by the selling stockholders or this registration statement has been withdrawn. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC.

Upon oral or written request and at no cost to the requester, we will provide to any person, including a beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. All requests should be made to: Washington Trust Bancorp, Inc. 23 Broad Street, Westerly, Rhode Island 02891, Attention: Secretary. Telephone requests may be directed to the Secretary at 401-348-1200. You should rely only on the information included or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and we are required to file reports and proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Washington Trust Bancorp, Inc., that file electronically with the SEC. You may access the SEC’s web site at http://www.sec.gov.

EXPERTS

The consolidated financial statements of Washington Trust Bancorp, Inc. as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Adler Pollock & Sheehan P.C., Providence, Rhode Island has passed upon the validity of the shares of our common stock offered by this prospectus.

2,500,000 Shares

Washington Trust Bancorp, Inc.

Common Stock

_______________________

PROSPECTUS
_______________________

, 2008

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                      Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

Registration fee—Securities and Exchange Commission	$2,169
Accountants’ fees and expenses	10,000
Legal fees and expenses	50,000
TOTAL	$62,169

All expenses itemized above shall be borne by us.

Item 15.                      Indemnification of Directors and Officers

The Rhode Island Business Corporation Act (the “RIBCA”) generally permits a corporation  to indemnify a director or officer for liabilities and expenses incurred by them by reason of their position with the corporation if the person has acted in good faith and with the reasonable belief (1) in the case of conduct in his or her official capacity that his or her conduct was in the best interests of the corporation and, (2) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Unless limited by the corporation’s charter, the RIBCA also permits indemnification if a court of appropriate jurisdiction, upon application of a director or officer and such notice as the court shall require, determines that the individual is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she has met the standard of conduct referred to above. However, the RIBCA does not permit a corporation to indemnify persons (1) in actions brought by or in the right of the corporation if the person is adjudged to be liable to the corporation or (2) in actions in which the director is adjudged to be liable on the basis that personal benefit was improperly received by him or her, although, in both cases, it does permit indemnification, but only of expenses, if, and only to the extent, approved by a court of appropriate jurisdiction. The RIBCA permits the right to indemnification to include the right to be paid by the corporation for expenses the indemnified person incurs in defending the proceeding in advance of its final disposition; provided, that the indemnified party deliver to the corporation a written affirmation of a good faith belief that he or she has met the applicable standards of conduct and that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified under the charter or otherwise.

However, under the RIBCA, except where indemnification is ordered by a court of appropriate jurisdiction upon application of any director, officer, employee or agent, no indemnification will be made unless authorized in the specific case after a determination has been made, by the board of directors, special legal counsel or the shareholders that indemnification is permissible in the circumstances because the director, officer, employee or agent has met the standard of conduct for indemnification described above.

           The RIBCA permits the charter of a corporation to provide that no director will be personally liable to the corporation or its shareholders for monetary damages for breach of the director’s duty as a director except for:

•	any breach of the director’s duty of loyalty to the corporation or its shareholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	liability imposed for voting for or assenting to an unlawful distribution pursuant to the provisions of RIBCA Section 7-1.2-811; or

•	any transaction from which the director derived an improper personal benefit unless such transaction is permitted under RIBCA Section 7-1.2-807.

The Registrant’s charter provides that no Director of the Registrant shall be liable to the Registrant or to its shareholders for monetary damages for breach of the Director’s duty as a director.  However, this provision of the charter does not eliminate or limit the liability of a Director for any of the above listed exceptions under the RIBCA.  Furthermore, the Registrant’s charter provides that if the RIBCA is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each Director of the Registrant shall be eliminated or limited to the extent permitted by the RIBCA, as so amended.

           The Registrant’s By-laws provide that the Registrant shall indemnify and hold harmless each person who is made party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact such person, or a person of whom such person is the legal representative, is or was a Director, officer, employee or agent of the Registrant to the fullest extent permitted by the RIBCA against all expenses, liability and loss the person actually incurs in connection with the proceeding. However, the Registrant will provide this indemnification in connection with a proceeding, or part of a proceeding, initiated by the person being indemnified only if the proceeding, or part of the proceeding, was authorized by the Board of Directors. As permitted by the RIBCA, the Registrant maintains directors’ and officers’ liability insurance in amounts and on terms which the Registrant’s Board of Directors deems reasonable. In the ordinary course of business, the Registrant’s Board of Directors regularly reviews the scope and adequacy of such insurance coverage.

Item 16.  Exhibits
Exhibit No.		Description
4.1	—	Restated Articles of Incorporation of the Registrant – Filed as Exhibit 3.a to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000.
4.2	—	Amendment to Restated Articles of Incorporation – Filed as Exhibit 3.b to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

4.3	—	Amended and Restated By-Laws of the Registrant – Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated September 20, 2007.
*5.1	—	Opinion of Adler Pollock & Sheehan P.C.
*15.1	—	Letter Regarding Unaudited Interim Financial Information
*23.1	—	Consent of KPMG LLP
*23.2	—	Consent of Adler Pollock & Sheehan P.C. (included in Exhibit 5.1)
*24.1	—	Power of Attorney (contained in signature page)

* Filed herewith.

Item 17.                      Undertakings

A.           The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)   Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B.
That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the  Registrant pursuant to the foregoing provisions, or otherwise, the  Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westerly, Rhode Island, on October 20, 2008.

WASHINGTON TRUST BANCORP, INC.

By: /s/ John C.Warren
      John C. Warren
      Chairman, Chief Executive Officer and Director
       (principal executive officer)

By: /s/ David V. Devault
      David V. Devault
      Executive Vice President, Secretary,
      Treasurer and Chief Financial Officer
       (principal financial and principal
       accounting officer)

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of John C. Warren and David V. Devault as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John C. Warren	Chairman, Chief Executive Officer and Director (principal executive officer)	October 16, 2008
John C. Warren

/s/ David V. Devault	Executive Vice President, Secretary, Treasurer and Chief Financial Officer (principal financial and principal accounting officer)	October 16, 2008
David V. Devault

/s/ Gary P. Bennett	Director	October 16, 2008
Gary P. Bennett

/s/ Steven J. Crandall	Director	October 16, 2008
Steven J. Crandall

/s/ Larry J. Hirsch	Director	October 16, 2008
Larry J. Hirsch

/s/ Barry G. Hittner	Director	October 16, 2008
Barry G. Hittner

/s/ Katherine W. Hoxsie	Director	October 16, 2008
Katherine W. Hoxsie

/s/ Mary E. Kennard	Director	October 16, 2008
Mary E. Kennard

/s/ Edward M. Mazze	Director	October 16, 2008
Edward M. Mazze

/s/ Kathleen McKeough	Director	October 16, 2008
Kathleen McKeough

/s/ Victor J. Orsinger, II	Director	October 16, 2008
Victor J. Orsinger, II

/s/ H. Douglas Randall, III	Director	October 16, 2008
H. Douglas Randall, III

/s/ Patrick J. Shanahan, Jr.	Director	October 16, 2008
Patrick J. Shanahan, Jr.

/s/ Neil H. Thorp	Director	October 16, 2008
Neil H. Thorp

/s/ John F. Treanor	Director	October 16, 2008
John F. Treanor

EXHIBIT INDEX

Exhibit No.		Description
4.1	—	Restated Articles of Incorporation of the Registrant – Filed as Exhibit 3.a to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000.
4.2	—	Amendment to Restated Articles of Incorporation – Filed as Exhibit 3.b to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.
4.3	—	Amended and Restated By-Laws of the Registrant – Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated September 20, 2007.
*5.1	—	Opinion of Adler Pollock & Sheehan P.C.
*15.1	—	Letter Regarding Unaudited Interim Financial Information
*23.1	—	Consent of KPMG LLP
*23.2	—	Consent of Adler Pollock & Sheehan P.C. (included in Exhibit 5.1)
*24.1	—	Power of Attorney (contained in signature page)

______________

* Filed herewith.